Exhibit 99.1

Tower Completes Acquisition of Hermitage Insurance Group

NEW YORK--(BUSINESS WIRE)--February 27, 2009--Tower Group, Inc. (“Tower”; NASDAQ: TWGP) announced today that it has completed the acquisition of HIG, Inc. (“Hermitage”), a specialty property and casualty insurance holding company, from a subsidiary of Brookfield Asset Management Inc. for $130 million. This transaction was previously announced on August 27, 2008.

Michael Lee, President and Chief Executive Officer of Tower, stated, “We are pleased to complete the acquisition of Hermitage to further expand our existing network of wholesale agents nationally as well as establish a network of retail agents in the Southeast region. We look forward to working with Hermitage employees to leverage Tower’s broad product offering, strong capitalization and business model in support of Hermitage’s producers and customers.”

Through its insurance subsidiaries, Hermitage Insurance Company and Kodiak Insurance Company, Hermitage offers products both on an admitted and a non-admitted basis to commercial customers throughout the United States. The company produced $107 million in gross premiums written during 2008 through its distribution network of approximately 150 retail agents in the Southeast and key wholesale relationships throughout the East Coast. Hermitage writes business in 29 states and the District of Columbia on a non-admitted basis and in 14 states on an admitted basis.

About Tower

Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its brokerage network of retail and wholesale agents and specialty business through managing general agents and small insurance companies. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and the assumptions underlying our pro forma projections and/or earnings guidance could prove incorrect. Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com